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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of The Coastal Corporation on Form S-3 of our report dated February 3, 1998 (February 13, 1998 as to Note 15), appearing in the Annual Report on Form 10-K of The Coastal Corporation for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP

Houston, Texas
July 13, 1998